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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT
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         Pierce Leahy Command Company, a Nova Scotia unlimited liability company
         PLC Command I, L.P., a Pennsylvania limited partnership
         PLC Command II, L.P., a Pennsylvania limited partnership
         Records Management Services, Inc., an Illinois corporation